Exhibit 4.1

THIS NOTE AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, SUBJECT TO THE TERMS SET FORTH IN THIS NOTE, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THIS NOTE AND SUCH SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

PROMISSORY NOTE

US$2,000,000	Date: December 6, 2022

FOR VALUE RECEIVED, the undersigned, BIMI International Medical Inc., a Delaware corporation (the “Company”), promises to pay as provided herein to Mr. Fnu Oudom (the “Holder”), a citizen of Vanuatu, the principal sum of $2,000,000 together with interest on the unpaid principal balance at the rate and on the terms provided herein.

1. Maturity.  The term of the Note shall be the period commencing on the date hereof and ending on the earlier of (a) the first (1st) anniversary hereof or (b) such earlier date as the Note may be required to be paid, by acceleration or otherwise (the “Maturity Date”).

2. Interest. Interest shall accrue on the unpaid principal balance of the Note at the rate of 6% per annum (the “Interest Rate”) from the date hereof until the Note is paid in full.   Interest shall be paid for the actual number of days elapsed based on a 360-day year and shall be payable together with payments of principal.

3. Payment. The outstanding accrued, but unpaid, interest and principal balance due under the Note shall be due and payable on the Maturity Date. If the Maturity Date is not a Business Day, payments shall be due on the next Business Day. Payments hereunder shall be made by the Company through the deposit of immediately available cash in the amount of such principal and accrued interest in a bank account designated by the Holder. Upon such deposit, all obligations under this Note will have been performed and discharged in full. For purposes of the Note, “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

4. Conversion of Note. Notwithstanding anything contained herein to the contrary, seven (7) Business Days before the Maturity Date, the Holder may, through the delivery of a notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company, elect to, in lieu of receiving repayment of the Note in cash, convert the aggregate amount of the outstanding accrued, but unpaid, interest and principal balance due through the Maturity Date under the Note into validly issued, fully paid and non-assessable shares of common stock of the Company (the “Common Stock”) at a conversion price of $0.40. The Company shall issue the Common Stock to the Holder (the “Common Stock Issuance”) pursuant to the Conversion Notice within three (3) Business Days after the Maturity Date; provided, however, if the Common Stock Issuance requires the approval of the stockholders of the Company (the “Stockholders’ Approval”), the Company shall cause a meeting of the stockholders (the “Stockholder Meeting”), to be held within six (6) months from receiving the Conversion Notice, soliciting each stockholder’s affirmative vote for approval of the Common Stock Issuance, and to issue the Common Stock to the Holder pursuant to the Conversion Notice within three (3) Business Days after receiving the Stockholders’ Approval. Upon completion of the Common Stock Issuance, all obligations under this Note will have been performed and discharged in full. In the event the Stockholders’ Approval is required, interest shall continue to accrue until the completion of the Common Stock Issuance. If, despite the Company’s reasonable best efforts, the Stockholders’ Approval, if required, is not obtained within six (6) months after the delivery of the Conversion Notice, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholders’ Approval is obtained; provided, however, that the Holder may revoke the Conversion Notice if the Stockholders’ Approval has not been obtained two (2) years after the delivery of the Conversion Notice, in which case the Company shall immediately pay the Holder the principal balance due under the Note plus interest accrued through the date of the full payment of the Note.5. Pre-Payment. The Note may be prepaid in whole or in part at any time or from time to time during the term of the Note.  There will be no penalty for any pre-payment of the Note. In the event of a prepayment, the Holder shall have the right to convert the amount of pre-payment into shares of Common Stock.

6. Presentment; Demand. The Company hereby waives any presentment, demand, protest or notice of dishonor and protest of this Note.

7. Accelerated Repayment. The Notes shall become immediately repayable at par together with any accrued interest, if applicable, on the happening at any time of any of the following events (each an “Event of Default”):

(a) if the Company ceases or threatens to cease carrying on (a) its business or (b) a part of its business which is material to the group of companies comprising the Company and its subsidiaries, taken as a whole;

(b) if the Company is, or is adjudicated, found to be, becomes or is deemed to become insolvent or stops or suspends payment of its debts or is (or is deemed to be) unable to or admits inability to pay its debts as they fall due or proposes or makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(c) if any order is made by any competent court or any effective resolution is passed for the winding up or dissolution of or for the appointment of a liquidator to the Company; or

(d) if a receiver or trustee is appointed over the whole or any substantial part of the undertaking, property or assets of the Company or distress or other process is levied or enforced upon any of the assets, rights or revenues of the Company and any such action is not lifted or discharged within 21 (twenty-one) days.

8. Securities Law Compliance; Legend.

(a) The certificates representing the Common Stock issued hereunder will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF BIMI INTERNATIONAL MEDICAL INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”), (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSE (C)(2) OR (D) (OR IF REQUIRED BY THE CORPORATION, OR ITS TRANSFER AGENT, CLAUSE (B)) ABOVE, THE HOLDER HAS PROVIDED TO THE CORPORATION A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT THE SALE OF SUCH SECURITIES IS NOT REQUIRED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

(b) This Note and any interest thereon may not be transferred, pledged or hypothecated by the holder hereof without the prior written consent of the Company; provided, however, that after the Maturity Date, if the Note is not satisfied by the issuance of the Note Satisfaction Shares, this Note shall not require such prior written consent of the Company for transfer.

9. Miscellaneous.

(a) Governing Law; Dispute.  The internal laws of the State of New York (without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any other jurisdiction) will govern all matters arising out of or relating to this Note and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom. Any Action arising out of or related to this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Action.

(b) Amendments and Waivers.  Any term of this Note may be amended and the observance of any term of this Note may be waived only with the prior written consent of the Company and the Holder.

(c) Assignment and Successors.  This Note will be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns; provided, however, that (i) the Company may not assign this Note in whole or part without the prior written consent of the Holder and (ii) the Holder may not assign this Note in whole or part on or prior to the Maturity Date without the prior written consent of the Company.

(d) Severability.  If any provision of this Note is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note are not affected or impaired in any way and the Company and the Holder agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision, that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

(e) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Each and every reference to share prices, shares of Common Stock and any other numbers in this Note that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Note.

The undersigned has executed this Promissory Note as of the date set forth above.

BIMI International Medical Inc.

By:	/s/ Tiewei Song
Name: Tiewei Song
Title: CEO

EXHIBIT A

BIMI INTERNATIONAL MEDICAL INC.
CONVERSION NOTICE

Reference is made to the Promissory Note (the “Note”) issued to the undersigned by BIMI International Medical Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Note into shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate principal to be converted:

Aggregate accrued and unpaid interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted to the Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date:

Name of Holder

By:
Name:
Title:

Tax ID: _____________________

Facsimile: ___________________

E-mail Address: ______________

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